Exhibit 99.1

Laser Photonics Appoints Roman Franklin as Chief Financial Officer

ORLANDO, FL / May 12, 2026 / Laser Photonics Corporation (NASDAQ: LASE), a global leader in laser systems for industrial and defense applications, today announced the appointment of respected executive Roman Franklin as its Chief Financial Officer and Principal Financial Officer.

Franklin is a seasoned finance executive with more than 20 years of experience in finance and operations leadership across public and private companies. He is the founder and Chief Executive Officer of The CFO Portal, LLC, a Florida-based firm specializing in strategic accounting services for microcap public companies and private companies preparing for public markets. Through The CFO Portal, Franklin leads engagements covering SEC reporting, material weakness remediation, SEC comment letter response, audit management and capital markets readiness, including S-1 preparation, Regulation A+ offerings, and reverse merger integration.

Concurrently, Franklin serves as Chief Financial Officer of the Diocese of Central Florida, a religious non-profit corporation, where he leads a team overseeing accounting, financial reporting and employee benefits administration, and manages more than $100 million in trust, endowment and real estate assets. Previously, he served as President, Chief Financial Officer and a member of the Board of Directors of Simplicity Esports and Gaming Company, an experiential entertainment company with retail gaming center locations in 16 states, where he supported the company’s acquisition program, capital markets activities and franchise growth. Prior to that, Franklin served as President, Chief Financial Officer and Chief Compliance Officer of Franklin Financial Planning, a fee-only registered investment advisory firm he founded and ultimately exited in 2017.

Franklin holds a Master of Business Administration in Finance and Management from Stetson University and a Bachelor of Science in Professional Studies, with concentrations in Management and Finance, from Barry University. He has been quoted in financial publications including Bloomberg Businessweek, The Wall Street Journal, Barron’s, and InvestmentNews.

Management Commentary

“Roman brings a strong combination of public company financial leadership, SEC reporting expertise and capital markets experience that is well-suited to where Laser Photonics is today,” said Wayne Tupuola, Chief Executive Officer of Laser Photonics. “As we continue to scale our operations and execute on our growth strategy, Roman’s hands-on experience managing audit processes, supporting capital raises and strengthening financial controls will be instrumental in positioning the Company for long-term success. On behalf of the entire Laser Photonics team, I am pleased to welcome Roman to the organization.”

Franklin added: “Laser Photonics has built a compelling technology portfolio with strong relevance across critical industrial and defense end markets. I see a significant opportunity to strengthen the Company’s financial infrastructure, enhance reporting processes and support management’s strategic priorities as the business continues to grow. I look forward to partnering with Wayne and the leadership team to drive operational efficiency and deliver long-term value for shareholders.”

About Laser Photonics Corporation

Laser Photonics Corporation (NASDAQ: LASE) is a global leader in laser systems for industrial and defense applications. The Company develops and manufactures advanced laser technologies used in cleaning, surface preparation, and precision material processing across demanding operating environments. Laser Photonics serves a broad range of end markets, including defense and government, aerospace, energy, maritime, automotive, and advanced manufacturing. Through a combination of internal development, strategic acquisitions, and partnerships, the Company continues to expand its product portfolio and address new applications where performance, efficiency, and environmental considerations are critical. For more information, please visit laserphotonics.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. These statements are based on current expectations as of the date of this press release and involve risks and uncertainties that may cause results to differ materially from those indicated by these forward-looking statements. These forward-looking statements include, among other things, statements regarding our preliminary internal financial information, which is unaudited, subject to completion of our financial closing and audit procedures and may differ materially from our actual results. These risks and uncertainties include, but are not limited to, the impacts of federal government funding disruptions and shutdowns on our contracts, operations, capital-raising activities, and strategic initiatives. We encourage readers to review the “Risk Factors” in our Registration Statement and other filings with the Securities and Exchange Commission for a comprehensive understanding. Laser Photonics Corp. undertakes no obligation to revise or update any forward-looking statements, except as required by applicable laws or regulations, to reflect events or circumstances after the date of this press release.

Investor Relations Contact

Lucas A. Zimmerman & Ian Scargill

MZ Group - MZ North America

(262) 357-2918

LASE@mzgroup.us

www.mzgroup.us